                MASTER TRANSFER AGENCY AND SERVICE AGREEMENT FOR
                JOHN HANCOCK FUNDS II AND JOHN HANCOCK FUNDS III

Master Transfer Agency and Service Agreement made as of the ___ day of _____________, 2005 by and between each investment company listed in Appendix A and advised by John Hancock Investment Management Services, LLC, having its principal office and place of business at 601 Congress Street, Boston, Massachusetts, 02210, and John Hancock Signature Services, Inc., a Delaware corporation having its principal office and place of business at The Schraffts Center, Charlestown, Massachusetts, 02129 ("JHSS").

                                   WITNESSETH:

WHEREAS, each investment company desires to appoint JHSS as its transfer agent, dividend disbursing agent and agent in connection with certain other activities; and

WHEREAS, JHSS desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1 Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      (a) "Fund" shall mean each investment company that has adopted this agreement and is listed on Appendix A hereto. If the Fund is a Massachusetts business trust (a "Trust") or Maryland corporation (a "Corporation"), it may in the future establish and designate other separate and distinct series of shares, each of which may be called a "series" or a "portfolio"; in such case, the term "Fund" shall also refer to each such separate series or portfolio.

      (b) "Board" shall mean the board of directors/trustees/managing general partners/director general partners of the Fund, as the case may be.

Article 2 Terms of Appointment; Duties of JHSS

2.01 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints JHSS to act, and JHSS agrees to act, as transfer agent and dividend dispersing agent with respect to the authorized and issued shares of beneficial interest ("Shares") of the Fund subject to this Agreement and to provide to the shareholders of the Fund ("Shareholders") such services in connection therewith as may be set out in the prospectus of the Fund from time to time.

2.02 JHSS agrees that it will perform the following services:

      (a) In accordance with procedures established from time to time by agreement between the Fund and JHSS, JHSS shall:

            (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the Fund's Custodian authorized pursuant to the Fund's Declaration of Trust or Articles of Incorporation (the "Custodian");

            (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

            (iii) Receive for acceptance, redemption requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

            (iv) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

            (v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

            (vi) Prepare and transmit payments for dividends and distributions declared by the Fund, processing the reinvestment of distributions on the Fund at the net asset value per share for the Fund next computed after the payment (in accordance with the Fund's then-current prospectus);

            (vii) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

            (viii) Record the issuance of Shares of the Fund and maintain pursuant to Rule 17Ad-10(e) of the rules and regulations of the Securities Exchange Act of 1934 a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. JHSS shall also provide the Fund, on a regular basis, with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of these Shares or to take cognizance of any laws relating to the issue or sale of these Shares, which functions shall be the sole responsibility of the Fund.

      (b) In calculating the number of Shares to be issued on purchase or reinvestment, or redeemed or repurchased, or the amount of the purchase payment or redemption or repurchase payments owed, JHSS shall use the net asset value per share (as described in the Fund's then-current prospectus) computed by it or such other person as may be designated by the Fund's Board. All issuances, redemptions or repurchases of the Funds' shares shall be effected at the net asset values per share next computed after receipt of the orders in good order and such orders shall become irrevocable as of the time such values are next computed.

      (c) In addition to and not in lieu of the services set forth in the above paragraph (a), JHSS shall: (i) perform all of the customary services of a transfer agent and dividend disbursing agent including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of the Fund's Shares sold in each State.

      (d) In addition, the Fund shall (i) identify to JHSS in writing those transactions and assets to be treated as exempt from the blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of JHSS for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of these transactions to the Fund as provided above.

      (e) Additionally, JHSS shall:

            (i) Utilize a system to identify all share transactions which involve purchase and redemption orders that are processed at a time other than the time of the computation of net asset value per share next computed after receipt of such orders, and shall compute the net effect upon the Fund of the transactions so identified on a daily and cumulative basis.

            (ii) If upon any day the cumulative net effect of such transactions upon the Fund is negative and exceeds a dollar amount equivalent to 1/2 of 1 cent per share, JHSS shall promptly make a payment to the Fund in cash, in such amount as may be necessary to reduce the negative cumulative net effect to less than 1/2 of 1 cent per share.

            (iii) At the end of a calendar year, any positive cumulative net effect upon a Fund of such transactions shall be deemed to be a credit to JHSS which shall first be applied to permit JHSS to recover any prior cash payments made by it to the Fund under paragraph (ii) above during the calendar year, in an amount equal to prior payments made by JHSS during such calendar year, but not exceeding the sum of that calendar year's credit. Any portion of a credit to JHSS not so used by it by the end of a calendar year will not be allowed to be used as payment against the amount of any future negative cumulative net effects that would otherwise require a cash payment. The cumulative net effect upon the Fund shall be reset to zero on the first business day of the next calendar year.

            (iv) JHSS shall supply to the Fund from time to time, as mutually agreed upon, reports summarizing the transactions identified pursuant to paragraph (i) above, and the daily and cumulative net effects of such transactions, and shall advise the Fund at the end of each month of the net cumulative effect at such time. JHSS shall promptly advise the Fund if at any time the cumulative net effect exceeds a dollar amount equivalent to 1/2 of 1 cent per share.

            (v) In the event that this Agreement is terminated for whatever cause, or this provision 2.02 (e) is terminated pursuant to paragraph (vi) below, the Fund shall promptly pay to JHSS an amount in cash equal to the amount by which the cumulative net effect upon the Fund is positive or, if the cumulative net effect upon the Fund is negative, JHSS shall promptly pay to the Fund an amount in cash equal to the amount of such cumulative net effect.

            (vi) This provision 2.02 (e) of the Agreement may be terminated by JHSS at any time without cause, effective as of the close of business on the date written notice (which may be by telex) is received by the Fund.

      (f) Procedures applicable to certain of these services described in this paragraph 2.02(a) through (e) may be established from time to time by agreement between the Fund and JHSS. JHSS may subcontract for the performance hereof with any other entity registered as a transfer agent under Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended, in order to comply with the terms and conditions of this Agreement; provided, however, that (i) upon engagement of any such subcontractor, and at least annually thereafter, JHSS discloses to the Board the financial terms of such subcontract and a summary of the services provided to the Fund pursuant to such subcontract, and (ii) JHSS shall be as fully responsible to the Fund for any acts or omissions of any such subcontractor as JHSS is for its own acts and omissions.

Article 3 Fees and Expenses

3.01 For performance by JHSS pursuant to this Agreement, the Fund agrees to pay JHSS a fee as set out in Appendix A attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 3.02 below may be changed from time to time subject to mutual written agreement between the Fund and JHSS.

3.02 In addition to the fee paid under Section 3.01 above, the Fund agrees to reimburse JHSS for out-of-pocket expenses or advances incurred by JHSS for the items set out in the fee schedule in Appendix B attached hereto. In addition, any other expenses incurred by JHSS at the request or with the consent of the Fund, will be reimbursed by the Fund.

3.03 The Fund agrees to pay all fees and reimbursable expenses promptly following the mailing of the respective billing notice.

3.04 Using Lipper as a guideline, JHSS will from time to time waive asset based charges when Transfer Agent expenses exceed industry averages by 5 basis points.

Article 4 Representations and Warranties of JHSS

JHSS represents and warrants to the Fund that:

4.01 It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing as a foreign corporation under the Laws of The Commonwealth of Massachusetts.

4.02 It has corporate power and authority to enter into and perform its obligations under this Agreement.

4.03 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

4.04 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 5 Representations and Warranties of the Fund

The Fund represents and warrants to JHSS that:

5.01 It is a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts or, in the case of a Maryland corporation, duly organized and existing and in good standing under the laws of the State of Maryland.

5.02 It has the power and authority to enter into and perform this Agreement.

5.03 All proceedings required by the Fund's Declaration of Trust or Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

5.04 It is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

5.05 A registration statement under the Securities Act of 1933, as amended, with respect to the shares of the Fund subject to this Agreement has become effective, and appropriate state securities law filings have been made and will continue to be made.

Article 6 Indemnification

6.01 JHSS shall not be responsible for, and the Fund shall indemnify and hold JHSS harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

      (a) All actions of JHSS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misfeasance.

      (b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's bad faith, gross negligence or willful misfeasance or which arise out of the reckless disregard of any representation or warranty of the Fund hereunder.

      (c) The reliance on or use by JHSS or its agents or subcontractors of information, records and documents which (i) are received by JHSS or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

      (d) The reliance on, or the carrying out by JHSS or its agents or subcontractors of, any instructions or requests of the Fund.

      (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that Fund Shares be registered in that state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of Shares in that state.

      (f) It is understood and agreed that the assets of the Fund may be used to satisfy the indemnity under this Article 6 only to the extent that the loss, damage, cost, charge, counsel fee, payment, expense and liability arises out of or is attributable to services hereunder with respect to the Shares of such Fund.

6.02 JHSS shall indemnify and hold harmless the Fund from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributed to any action or failure or omission to act by JHSS as a result of JHSS's lack of good faith, negligence or willful misfeasance.

6.03 At any time JHSS may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by JHSS under this Agreement, and JHSS and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. JHSS, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided JHSS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. JHSS, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officer of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

6.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

6.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

6.06 In order that the indemnification provisions contained in this Article 6 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

Article 7 Covenants of the Fund and JHSS

7.01 The Fund shall promptly furnish to JHSS the following:

      (a) A certified copy of the resolution(s) of the Trustees of the Trust or the Directors of the Corporation authorizing the appointment of JHSS and the execution and delivery of this Agreement.

      (b) A copy of the Fund's Declaration of Trust or Articles of Incorporation and By-Laws and all amendments thereto.

7.02 JHSS hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of share certificates and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates and devices.

7.03 JHSS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by
Section 31 of the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission thereunder, JHSS agrees that all such records prepared or maintained by JHSS relating to the services to be performed by JHSS hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Act and rules, and will be surrendered to the Fund promptly on and in accordance with the Fund's request.

7.04 JHSS and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person without the consent of the other party to this Agreement, except as may be required by law.

7.05 JHSS agrees that, from time to time or at any time requested by the Fund, JHSS will make reports to the Fund, as requested, of JHSS's performance of the foregoing services.

7.06 JHSS will cooperate generally with the Fund to provide information necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including registration statements on Form N-1A, semi-annual reports on Form N-SAR, periodic statements, shareholder communications and proxy materials furnished to holders of shares of the Fund, filings with state "blue sky" authorities and with United States and foreign agencies responsible for tax matters, and other reports and filings of like nature.

7.07 In case of any requests or demands for the inspection of the Shareholder records of the Fund, JHSS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. JHSS reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 8 No Partnership or Joint Venture

8.01 The Fund and JHSS are not currently partners of or joint venturers with each other and nothing in this Agreement shall be construed so as to make them partners or joint venturers or impose any liability as such on them.

Article 9 Termination of Agreement

9.01 This Agreement may be terminated by either party upon one hundred twenty
(120) days' written notice to the other party.

9.02 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, JHSS reserves the right to charge for any other reasonable expenses associated with such termination (including any expenses, fees and/or penalties associated with JHSS's termination of a subcontract previously entered into pursuant to the authority granted under this Agreement, which subcontract would be terminated due to termination of the Agreement by the Fund; provided, however, that any such expenses, fees and/or penalties arising from such termination by JHSS of the subcontract were commercially reasonable).

Article 10 Assignment

10.01 Except as provided in Section 10.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

10.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

Article 11 Amendment

11.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Trust or Directors of the Corporation, as the case may be.

Article 12 Massachusetts Law to Apply

12.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the internal substantive laws of The Commonwealth of Massachusetts.

Article 13 Merger of Agreement

13.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Article 14 Limitation on Liability

14.01 If the Fund is a Massachusetts business trust, JHSS expressly acknowledges the provision in the Fund's Declaration of Trust limiting the personal liability of the trustees and shareholders of the Fund; and JHSS agrees that it shall have recourse only to the assets of the Fund for the payment of claims or obligations as between JHSS and the Fund arising out of this Agreement, and JHSS shall not seek satisfaction of any such claim or obligation from the trustees or shareholders of the Fund. In any case, each Fund, and each series or portfolio of each Fund, shall be liable only for its own obligations to JHSS under this Agreement and shall not be jointly or severally liable for the obligations of any other Fund, series or portfolio hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

                                  JOHN HANCOCK FUNDS II,
                                  and each Fund listed in Appendix A

                                    By: ________________________________________
                                         Gordon Shone
                                         Treasurer

                                  JOHN HANCOCK FUNDS III,
                                  and each Fund listed in Appendix A

                                    By: ________________________________________
                                         Keith F. Hartstein
                                         President

                                  JOHN HANCOCK SIGNATURE SERVICES, INC.

                                    By: ________________________________________
                                         John Hatch
                                         President and Chief Executive Officer

                                   APPENDIX A

             TRANSFER AGENT FEE SCHEDULE, EFFECTIVE October 1, 2005

Effective October 1, 2005, the transfer agent fees payable monthly under the transfer agent agreement between each fund and John Hancock Signature Services, Inc. shall be the following rates plus certain out-of-pocket expenses as described to the Board. In addition, John Hancock Signature Services, Inc. agrees to cap transfer agent expenses through December 31, 2006 for John Hancock Funds II and John Hancock Funds III at twenty basis points for domestic and thirty basis points for international funds.

                             ANNUAL RATE PER ACCOUNT

                                                                                        ASSET
                                                                                      BASED FEE
                                                                                        (% OF
                                                                                      DAILY NET
JOHN HANCOCK FUNDS II     CLASS A   CLASS B   CLASS C   CLASS R3  CLASS R4  CLASS R5   ASSETS)
---------------------     -------   -------   -------   --------  --------  --------  ---------
Lifestyle Aggressive      $16.00     $18.50    $17.50    $16.00    $16.00    $16.00     0.05%

Lifestyle Growth          $16.00     $18.50    $17.50    $16.00    $16.00    $16.00     0.05%

Lifestyle Balanced        $16.00     $18.50    $17.50    $16.00    $16.00    $16.00     0.05%

Lifestyle Moderate        $16.00     $18.50    $17.50    $16.00    $16.00    $16.00     0.05%

Lifestyle Conservative    $16.00     $18.50    $17.50    $16.00    $16.00    $16.00     0.05%

These fees are agreed to by the undersigned as of ___________ __, 2005.

                                    JOHN HANCOCK FUNDS II

                                    By: ________________________________________
                                           Gordon Shone
                                           Treasurer

                                    JOHN HANCOCK SIGNATURE SERVICES, INC.

                                    By: ________________________________________
                                           John Hatch
                                           President and Chief Executive Officer

                             ANNUAL RATE PER ACCOUNT

                                                                              ASSET BASED FEE
                                                                              (% OF DAILY NET
JOHN HANCOCK FUNDS III         CLASS A  CLASS B  CLASS C  CLASS I  CLASS R        ASSETS)
----------------------         -------  -------  -------  -------  -------    ---------------
U.S. Core Fund                 $16.00   $18.50   $17.50     N/A    $16.00          0.05%
U.S. Quality Equity Fund       $16.00   $18.50   $17.50     N/A    $16.00          0.05%
Active Value Fund              $16.00   $18.50   $17.50     N/A    $16.00          0.05%
Intrinsic Value Fund           $16.00   $18.50   $17.50     N/A    $16.00          0.05%
Growth Fund                    $16.00   $18.50   $17.50     N/A    $16.00          0.05%
International Core Fund        $16.00   $18.50   $17.50     N/A    $16.00          0.05%
International Growth Fund      $16.00   $18.50   $17.50     N/A    $16.00          0.05%
Global Fund                    $16.00   $18.50   $17.50     N/A    $16.00          0.05%
Value Opportunities Fund       $16.00   $18.50   $17.50     N/A    $16.00          0.05%
Growth Opportunities Fund      $16.00   $18.50   $17.50     N/A    $16.00          0.05%

These fees are agreed to by the undersigned as of ___________ __, 2005.

                                    JOHN HANCOCK FUNDS III

                                    By: ________________________________________
                                           Keith F. Hartstein
                                           President

                                    JOHN HANCOCK SIGNATURE SERVICES, INC.

                                    By: ________________________________________
                                           John Hatch
                                           President and Chief Executive Officer

                                   APPENDIX B

                Transfer Agent Base and Out-of-Pocket Fees (OOP)

BASE FEES

ACCT. TITLE   GENERAL DESCRIPTION           FUNDS           ALLOCATION METHODOLOGY
------------  ----------------------------  -------------   -----------------------------------
DST Base Fee  DST complex base charge for   Retail,         Allocated by fund by number of open
              utilization of TA2000 system  Retirement &    billable accounts.
                                            Institutional

DST Closed    Represents DST expense        Retail,         Allocated by fund by number of
Accounts      associated with maintaining   Retirement &    CLOSED accounts.
              closed accounts on            Institutional
              recordkeeping system.

DST CDSC      Represents DST expense, in    Retail Class    Allocated by fund by number of OPEN
Charges       addition to open account      B & Only        billable accounts.
              fee, for tracking and
              reporting associated with
              Class B and C accounts
              (i.e. Sharelot facility).

                          OUT-OF-POCKET EXPENSES (OOP)

ACCT. TITLE      GENERAL DESCRIPTION           FUNDS          ALLOCATION METHODOLOGY
---------------  ----------------------------  -------------  ---------------------------------
Confirms and     Category represents the       Retail &       In general, customer output
Statements       production and mailing of     Institutional  expenses are allocated by fund
                 JHF customer output                          number of open billable
                 including base stock,                        accounts.  If fund specific, the
                 postage, printing and                        total expense will be allocated
                 mailing of confirms,                         to the applicable fund (s) only.
                 statements including daily
                 redemption and replacement
                 checks.

Tax Forms        Category represents the       Retail &       In general, customer output
                 production and mailing of     Institutional  expenses are allocated by fund
                 original (Moore/DST Output)                  number of open billable
                 and duplicate (DST Output))                  accounts.  If fund specific, the
                 tax forms including base                     total expense will be allocated
                 stock, print costs and                       to the applicable fund only.
                 postage.

Dividend/        Represents the production     Retail &       These expenses are allocated by
SWP Checks       and mailing of dividend,      Institutional  fund number of accounts coded for
                 capital gain and SWP checks.                 cash distribution or SWPs.

DST Internet     Category represents all DST   Retail &       -   FAN is allocated by fund
                 Internet Products including:  Institutional      by number of open billable
                                                                  accounts (Retail and
                 -   FAN:  Shareholder                            Institutional)
                     access to DST via
                     Internet for account                     -   Vision is allocated by
                     history, portfolio                           fund by number of open
                     value and transaction                        billable accounts (Retail and
                     processing.                                  Institutional)

ACCT. TITLE      GENERAL DESCRIPTION           FUNDS          ALLOCATION METHODOLOGY
---------------  ----------------------------  -------------  ---------------------------------
                 -   Vision:                                  -   TRAC Internet is
                     Broker/Representative                        allocated by fund by number
                     access to DST via                            of open billable PPA
                     Internet for account                         (participant) accounts
                     history, portfolio                           (Retail Only)
                     value and transaction
                     processing.                              -   E-delivery is allocated
                                                                  by number of open accounts
                 -   TRAC Internet:                               with e-delivery option
                     Participant access to                        (Retail Only)
                     DST via Internet for
                     account history,
                     portfolio value and
                     transaction processing.

                 -   E-delivery:
                     Delivery of quarterly
                     statements
                     electronically.

Bank Processing  Fees assessed by banks for    Retail,        Allocated by fund by number of
                 processing and                Retirement &   open billable accounts
                 reconciliation of transfer    Institutional
                 agent DDAs.  Includes BONY,
                 FSB&T.

Check Writing    Represents expenses           Retail Class   Allocated by fund (only funds
                 associated with the           A only         that offer check writing
                 productions and mailing,                     privilege) by # of open billable
                 including base stock and                     accounts coded for check
                 postage, of check writing                    writing.  As of 1/5/2004, the
                 checkbooks by John Harland                   following funds offer check
                 as well as First Signature                   writing:
                 Bank reconciliation charges.

                                                              FUND #   FUND NAME

                                                              43       US Government Cash Reserve

                                                              44       Money Market

                                                              55       Intermediate Government
                                                                       Income Fund

                                                              56       Government Income Fund

                                                              91       Strategic Income Fund

National         Represents Fund/SERV and      Retail,        Allocated by fund by number of
Securities       networking fees charged by    Retirement     open billable accounts  that are
Clearing         National Securities           &              NSCC eligible
Corporation      Clearing Corporation (NSCC).  Institutional
(NSCC) Non-DST

Miscellaneous    Includes one time             Retail &       Allocated as expense dictates
                 fees/credits which are not    Institutional
                 applicable to an existing
                 OOP category.  If the fee
                 is recurring, a separate
                 category may be established.

                Transfer Agent Base and Out-of-Pocket Fees (OOP)

ACCT. TITLE        GENERAL DESCRIPTION          FUNDS            ALLOCATION METHODOLOGY
----------------   --------------------------   --------------   --------------------------------
800 Line Charges   Represents telephone usage   Retail &         Allocated by 800 by product/fund
                   and related expenses         Institutional    by number of open billable
                   assessed by AT&T and DST                      accounts
                   including automated voice
                   response.

TRAC 2000 Audio    Expenses associated with     Retail &         Allocated by fund by number of
Response           utilizing DST's automated    Institutional    open billable PPA (participant)
                   voice response product for                    accounts
                   retirement plans
                   (participants).

TRAC 2000          Represents programming       Retail &         Allocated by fund by number of
Dedicated          expenses associated with     Institutional    open billable PPA (participant)
Programmer         DST TRAC development                          accounts
                   initiatives.

Programming/       Represents programming       Retail &         Allocated by fund and number of
Development        expenses assessed by         Institutional    open billable accounts (unless
                   non-DST 3rd party business                    expense is specific to fund).
                   partners.  DST Output,
                   Informa programming falls
                   into this category.

DST PowerSelect    Represents charges           Retail,          Allocated by fund by number of
                   associated with using        Retirement       open billable accounts
                   PowerSelect which is a       &
                   PC-based ad hoc reporting    Institutional
                   tool that provides the
                   ability to run queries on
                   shareholder account and
                   transaction data to
                   generate reports, labels,
                   and other output,
                   including magnetic media.

TRAC 2000          Includes the following DST   Retail &         Allocated by fund by number of
Participant Fees   charges: Participant Fees,   Institutional    closed PPA (participant)
                   Outside Investment                            accounts.  Non-funded SIMPLES and
                   Vehicles, Participant                         403bs should be allocated as fund
                   without Money Fees for                        billable expenses.
                   SIMPLE, 403b and 401k
                   funded and non-funded
                   participant positions
                   maintained on TRAC 20000.

DST Programming    Represents programming       Retail,          Allocated by fund by number of
                   expenses associated with     Retirement       open billable accounts
                   DST development              &
                   initiatives.                 Institutional

DST Data           Technology costs             Retail,          Allocated by fund by number of
Communication      associated with              Retirement       open billable accounts
                   maintaining remote access    &
                   to DST                       Institutional

ACCT. TITLE        GENERAL DESCRIPTION          FUNDS            ALLOCATION METHODOLOGY
----------------   --------------------------   --------------   --------------------------------
DST Comp/Recon     Additional cost assessed     Retail,          Allocated by fund by number of
                   by DST for the use of the    Retirement       open billable accounts
                   Comp/Recon subsystem.        &
                   JHSS Control Department      Institutional
                   uses this system for
                   automated reconciliation.

DST National       Per fund/cusip fee           Retail,          Allocated by fund
Securities         assessed by DST for          Retirement
Clearing           processing through the       &                As of 10/24/03 per M.
Corporation        NSCC.                        Institutional    Heffernan/Dick Moloy: Allocate
(NSCC)                                                           All Class R (except Fund 211-R)
                                                                 to cost center 5306-4403000 not
                                                                 as an OOP.

DST Audio          Expenses associated with     Retail &         Allocated by fund by number of
Response           utilizing DST's automated    Institutional    open billable accounts
                   voice response products

DST Computer       Production and mailing of    Retail,          Allocated by fund by number of
Tapes              tapes (i.e.                  Retirement       open billable accounts
                   tapes/cartridges for tax     &
                   reporting, labels, admark,   Institutional
                   forms, proxies, etc.)

DST Express Mail   Charges associated with      Retail,          Allocated by fund by number of
                   air delivery of tapes,       Retirement       open billable accounts
                   cartridges, etc.             &
                                                Institutional

DST Microfiche     Represents the production    Retail,          Allocated by fund by number of
                   and delivery, including      Retirement       open billable accounts
                   base stock of                &
                   microfilm/fiche reports      Institutional
                   and statements by non-DST
                   3rd parties.

DST Disaster       Represents fee associated    Retail,          Allocated by fund by number of
Recovery           with subscribing to DST      Retirement       open billable accounts
                   disaster recovery program    &
                                                Institutional

DST Compliance     Represents fees associated   Retail,          Lost Shareholder Search/Tracking
Products           with the following DST       Retirement       and Identity Check: Allocated by
                   products:                    &                fund by number of open billable
                                                Institutional    accounts
                   -   Lost Shareholder
                       Search

                   -   Lost Shareholder                          Short Term Trader: Allocated by
                       Tracking                                  specific fund

                   -   Identity Check
                       (11/24/03 Formerly -
                       Early Warning New
                       Account)

                   -   Short Term Trader

                Transfer Agent Base and Out-of-Pocket Fees (OOP)

ACCT. TITLE    GENERAL DESCRIPTION      FUNDS           ALLOCATION METHODOLOGY
-------------  ----------------------   -------------   ------------------------------
Other-         Monthly credit           Retail,         Allocated by fund by number of
Reimbursement  representing interest    Retirement      open billable accounts
               earned in DDAs for JHF   &
                                        Institutional

** The Institutional portion of the TA Base and OOP Fees are waived and allocated to the transfer agent.

                        Non JHSS Transfer Agent OOP Fees

ACCT. TITLE    GENERAL DESCRIPTION          FUNDS    ALLOCATION METHODOLOGY
------------   ---------------------------  -------  -----------------------------------
Omnibus Fees   Represents participant       Retail   Allocated to specific funds by
               servicing fees assessed by            number of participants
               various Dealers for                   participating in omnibus positions.
               sub-accounts within the
               omnibus positions.

Participant    Represents participant       Retail   Allocated to specific funds
Servicing      servicing fees assessed for           participating in IIO arrangements.
Fees           participation in various
               retirement platforms.

National       Represents Charles Schwab    Retail   Allocated to specific funds
Accounts       mutual fund service fees              participating in Charles Schwab
                                                     platform.  Specific allocation to
                                                     be provided by National Accounts.

** The Institutional Portion of the Non-JHSS Transfer Agent OOP Fees are waived and allocated to JHF.